As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

PORTALPLAYER, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0513807
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3255 Scott Blvd., Bldg. 1 Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

PortalPlayer, Inc. 2004 Stock Incentive Plan,

PortalPlayer, Inc. 2004 Employee Stock Purchase Plan, and

PortalPlayer, Inc. 1999 Stock Option Plan

(Full title of the plans)

Gary Johnson President and Chief Executive Officer PortalPlayer, Inc. 3255 Scott Blvd., Bldg. 1 Santa Clara, California (408) 521-7000	Copy to: Davina K. Kaile, Esq. Pillsbury Winthrop LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share: To be issued under the PortalPlayer, Inc. 2004 Stock Incentive Plan	1,454,167		$28.66	$41,676,426	$5,281
Common Stock, par value $0.0001 per share: To be issued under the PortalPlayer, Inc. 2004 Employee Stock Purchase Plan	333,333		$28.66	$9,553,324	$1,211
Outstanding options to purchase shares of Common Stock, par value $0.0001 per share	2,346,456	(4)	$2.65	$6,218,109	$788
Total Registration Fee	N/A		N/A	N/A	$7,280

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Offering prices of shares and options to purchase shares that have not yet been granted as of the date of this Registration Statement are estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 2, 2004. Offering prices of options that are outstanding as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding options. Offering prices are estimated solely for the purpose of calculating the registration fee.
(4)	Represents shares subject to outstanding options granted under the PortalPlayer, Inc. 1999 Stock Option Plan.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Program Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s prospectus dated November 18, 2004 and filed on November 19, 2004 pursuant to Rule 424(b)(1) of the Securities Act (File No. 333-117900), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on October 27, 2004 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) The Registrant’s Current Report on Form 8-K, filed with the SEC on December 1, 2004 pursuant to Section 13(a) of the Exchange Act.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby has been passed upon for the Registrant by Pillsbury Winthrop LLP, Palo Alto, California.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VIII of the Registrant’s Restated Certificate of Incorporation (Exhibit 3.(i)2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117900) (the “Form S-1 Registration Statement”)) and Article 6 of the Registrant’s Bylaws (Exhibit 3.(ii)2 to Amendment No. 3 to the Form S-1 Registration Statement) provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law.

The Registrant has entered into Indemnification Agreements (Exhibit 10.1 to Amendment No. 3 to the Form S-1 Registration Statement) with its officers and directors that will require the Registrant to, among other things, indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 4).

99.1*	PortalPlayer, Inc. 2004 Stock Incentive Plan.

99.2**	PortalPlayer, Inc. 2004 Employee Stock Purchase Plan.

99.3***	PortalPlayer, Inc. 1999 Stock Option Plan.

*	Incorporated by reference to Exhibit 10.3 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117900).
**	Incorporated by reference to Exhibit 10.4 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117900).
***	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117900).

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Santa Clara, State of California, on the 30th day of November, 2004.

PORTALPLAYER, INC.

By	/s/ Gary Johnson
Gary Johnson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Johnson and Svend-Olav Carlsen and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ GARY JOHNSON Gary Johnson	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2004

/S/ SVEND-OLAV CARLSEN Svend-Olav Carlsen	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2004

/S/ RICHARD L. SANQUINI Richard L. Sanquini	Chairman of the Board	November 30, 2004

/S/ T. RAJ SINGH T Raj Singh	Director	November 30, 2004

/S/ SHAHAN D. SOGHIKIAN Shahan D. Soghikian	Director	November 30, 2004

/S/ THOMAS SPIEGEL Thomas Spiegel	Director	November 30, 2004

/s/ JAMES L. WHIMS James L. Whims	Director	November 30, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop LLP.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 4).

99.1*	PortalPlayer, Inc. 2004 Stock Incentive Plan.

99.2**	PortalPlayer, Inc. 2004 Employee Stock Purchase Plan.

99.3***	PortalPlayer, Inc. 1999 Stock Option Plan.

*	Incorporated by reference to Exhibit 10.3 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117900).
**	Incorporated by reference to Exhibit 10.4 to Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117900).
***	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117900).